Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2021 Fourth Quarter and Fiscal Full Year Financial Results

•	Q4 FY21 Earnings Per Share: GAAP EPS up 39% to $1.37, Non-GAAP EPS up 29% to $1.54
•	Q4 Cloud Application Revenue: Fusion ERP up 46%, Fusion HCM up 35%, NetSuite ERP up 26%
•	Q4 Cloud Infrastructure Revenue: Gen2 Cloud plus Autonomous Database up over 100%

AUSTIN, Texas, June 15, 2021 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2021 Q4 results. Total quarterly revenues were up 8% year-over-year to $11.2 billion. Cloud services and license support revenues were up 8% to $7.4 billion. Cloud license and on-premise license revenues were up 9% to $2.1 billion.

Q4 GAAP operating income was up 5% to $4.5 billion, and GAAP operating margin was 40%. Non-GAAP operating income was up 6% to $5.4 billion and non-GAAP operating margin was 49%. GAAP net income was up 29% to $4.0 billion, and GAAP earnings per share was up 39% to $1.37. Non-GAAP net income was up 20% to $4.5 billion, and non-GAAP earnings per share was up 29% to $1.54.

Short-term deferred revenues were up 10% from last year to $8.8 billion. Operating cash flow was up 21% to a record $15.9 billion during the trailing twelve months.

Fiscal year 2021 total revenues were up 4% year-over-year to $40.5 billion. Cloud services and license support revenues were up 5% to $28.7 billion. Cloud license and on-premise license revenues were up 5% to $5.4 billion.

Fiscal year 2021 GAAP operating income was up 9% to $15.2 billion, and GAAP operating margin was 38%. Non-GAAP operating income was up 9% to $19.0 billion, and non-GAAP operating margin was 47%. GAAP net income was up 36% to $13.7 billion, while non-GAAP net income was up 11% to $14.1 billion. GAAP earnings per share increased 48% to $4.55, while non-GAAP earnings per share was up 21% to $4.67.

“Our Q4 performance was absolutely outstanding with total revenue beating guidance by nearly $200 million, and non-GAAP earnings per share beating guidance by $0.24,” said Oracle CEO, Safra Catz. “Our multi-billion dollar Fusion and NetSuite cloud applications businesses saw dramatic increases in their already rapid revenue growth rates: Fusion ERP was up 30% in Q3 and up 46% in Q4, Fusion HCM was up 23% in Q3 and up 35% in Q4, NetSuite was up 24% in Q3 and up 26% in Q4. Oracle Fusion is the world’s biggest cloud ERP business; Oracle NetSuite is the world’s second biggest cloud ERP business. Revenue from our Gen2 Cloud Infrastructure business including Autonomous Database grew over 100% in Q4. The accelerating growth rates of both our applications and infrastructure cloud businesses this year drove earnings per share growth up to 21% in FY21.  That is the fourth consecutive year of double-digit earnings per share growth at Oracle Corporation.”

“The world’s two most popular databases are the Oracle Autonomous Database and Oracle MySQL,” said Oracle Chairman and CTO, Larry Ellison. “The Oracle Database once again delivered solid revenue growth in FY21.  And while our Oracle Database business as measured by revenue currently dwarfs our MySQL database business—that is about to change because the latest version of Oracle MySQL has been upgraded to include a revolutionary new ultra-high-performance parallel processing query engine called HeatWave. Independent analysts have tested and confirmed that Oracle MySQL with HeatWave runs 10 to 100 times faster than Amazon’s version of MySQL called Aurora. This technological breakthrough is causing several of Amazon’s customers to start moving their Aurora workloads to Oracle MySQL. And industry analysts are telling us they are seeing a 10x increase in Oracle Cloud Infrastructure customer inquiries. Both the Oracle Autonomous Database and Oracle MySQL with HeatWave technology have captured the technology high-ground in the cloud database business—and that bodes well for the future of the Oracle Cloud.”

The board of directors declared a quarterly cash dividend of $0.32 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 15, 2021, with a payment date of July 29, 2021.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news.
•	To learn what industry analysts have been saying about Oracle’s products & services see www.oracle.com/corporate/analyst-reports.html.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor.

About Oracle

The Oracle Cloud offers complete suites of integrated applications plus secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle, Java and MySQL are registered trademarks of Oracle.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding future growth in our Oracle Database and Oracle Cloud businesses are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations and our overall financial performance remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If the security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, all of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (9) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (10) Acquisitions present many risks, and we may not achieve the financial and strategic goals that were contemplated at the time of a transaction. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of June 15, 2021. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2021	% of Revenues	2020	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$7,389	66%	$6,845	66%	8%	4%
Cloud license and on-premise license	2,144	19%	1,959	19%	9%	5%
Hardware	882	8%	901	8%	(2%)	(6%)
Services	812	7%	735	7%	11%	6%
Total revenues	11,227	100%	10,440	100%	8%	4%
OPERATING EXPENSES
Cloud services and license support	1,214	11%	1,012	10%	20%	17%
Hardware	253	2%	288	3%	(12%)	(15%)
Services	655	6%	669	6%	(2%)	(7%)
Sales and marketing	2,077	19%	1,959	19%	6%	2%
Research and development	1,715	15%	1,479	14%	16%	14%
General and administrative	306	3%	278	3%	10%	6%
Amortization of intangible assets	342	3%	366	3%	(7%)	(7%)
Acquisition related and other	30	0%	11	0%	158%	146%
Restructuring	94	1%	69	1%	37%	25%
Total operating expenses	6,686	60%	6,131	59%	9%	6%
OPERATING INCOME	4,541	40%	4,309	41%	5%	0%
Interest expense	(697)	(6%)	(580)	(6%)	20%	20%
Non-operating income (expenses), net	313	3%	(33)	0%	*	*
INCOME BEFORE PROVISION FOR INCOME TAXES	4,157	37%	3,696	35%	12%	6%
Provision for income taxes	(124)	(1%)	(580)	(5%)	(79%)	(80%)
NET INCOME	$4,033	36%	$3,116	30%	29%	22%
EARNINGS PER SHARE:
Basic	$1.42		$1.01
Diluted	$1.37		$0.99
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,847		3,091
Diluted	2,943		3,162

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2021 compared with the corresponding prior year period increased our revenues by 4 percentage points, operating expenses by 3 percentage points and operating income by 5 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q4 FISCAL 2021 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2021 GAAP	Adj.	2021 Non-GAAP	2020 GAAP	Adj.	2020 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$11,227	$—	$11,227	$10,440	$1	$10,441	8%	8%	4%	4%
Cloud services and license support	7,389	—	7,389	6,845	1	6,846	8%	8%	4%	4%
TOTAL OPERATING EXPENSES	$6,686	$(908)	$5,778	$6,131	$(832)	$5,299	9%	9%	6%	6%
Stock-based compensation (3)	442	(442)	—	386	(386)	—	15%	*	15%	*
Amortization of intangible assets (4)	342	(342)	—	366	(366)	—	(7%)	*	(7%)	*
Acquisition related and other	30	(30)	—	11	(11)	—	158%	*	146%	*
Restructuring	94	(94)	—	69	(69)	—	37%	*	25%	*
OPERATING INCOME	$4,541	$908	$5,449	$4,309	$833	$5,142	5%	6%	0%	1%
OPERATING MARGIN %	40%		49%	41%		49%	(82) bp.	(71) bp.	(140) bp.	(109) bp.
INCOME TAX EFFECTS (5)	$(124)	$(417)	$(541)	$(580)	$(170)	$(750)	(79%)	(28%)	(80%)	(31%)
NET INCOME	$4,033	$491	$4,524	$3,116	$663	$3,779	29%	20%	22%	14%
DILUTED EARNINGS PER SHARE	$1.37		$1.54	$0.99		$1.20	39%	29%	31%	22%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,943	—	2,943	3,162	—	3,162	(7%)	(7%)	(7%)	(7%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2021			Three Months Ended May 31, 2020
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$35	$(35)	$—	$27	$(27)	$—
Hardware	3	(3)	—	3	(3)	—
Services	14	(14)	—	12	(12)	—
Sales and marketing	80	(80)	—	69	(69)	—
Research and development	291	(291)	—	254	(254)	—
General and administrative	19	(19)	—	21	(21)	—
Total stock-based compensation	$442	$(442)	$—	$386	$(386)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2021 was as follows:

Fiscal 2022	$1,122
Fiscal 2023	698
Fiscal 2024	453
Fiscal 2025	123
Fiscal 2026	24
Thereafter	10
Total intangible assets, net	$2,430

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 3.0% and 15.7% in the fourth quarter of fiscal 2021 and 2020, respectively, and an effective non-GAAP tax rate of 10.7% and 16.6% in the fourth quarter of fiscal 2021 and 2020, respectively. The difference in our GAAP and non-GAAP tax rates in each of the fourth quarter of fiscal 2021 and 2020 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2021 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2021	% of Revenues	2020	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$28,700	71%	$27,392	70%	5%	3%
Cloud license and on-premise license	5,399	13%	5,127	13%	5%	2%
Hardware	3,359	8%	3,443	9%	(2%)	(4%)
Services	3,021	8%	3,106	8%	(3%)	(5%)
Total revenues	40,479	100%	39,068	100%	4%	2%
OPERATING EXPENSES
Cloud services and license support	4,353	11%	4,006	10%	9%	7%
Hardware	972	2%	1,116	3%	(13%)	(14%)
Services	2,530	6%	2,816	7%	(10%)	(12%)
Sales and marketing	7,682	19%	8,094	21%	(5%)	(7%)
Research and development	6,527	16%	6,067	15%	8%	7%
General and administrative	1,254	3%	1,181	3%	6%	6%
Amortization of intangible assets	1,379	4%	1,586	4%	(13%)	(14%)
Acquisition related and other	138	0%	56	0%	147%	145%
Restructuring	431	1%	250	1%	73%	66%
Total operating expenses	25,266	62%	25,172	64%	0%	(1%)
OPERATING INCOME	15,213	38%	13,896	36%	9%	6%
Interest expense	(2,496)	(6%)	(1,995)	(5%)	25%	25%
Non-operating income, net	282	0%	162	0%	74%	95%
INCOME BEFORE BENEFIT FROM (PROVISION FOR) INCOME TAXES	12,999	32%	12,063	31%	8%	4%
Benefit from (provision for) income taxes	747	2%	(1,928)	(5%)	*	*
NET INCOME	$13,746	34%	$10,135	26%	36%	30%
EARNINGS PER SHARE:
Basic	$4.67		$3.16
Diluted	$4.55		$3.08
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,945		3,211
Diluted	3,022		3,294

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2021 compared with the corresponding prior year period increased our revenues by 2 percentage points, operating expenses by 1 percentage point and operating income by 3 percentage points.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2021 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2021 GAAP	Adj.	2021 Non-GAAP	2020 GAAP	Adj.	2020 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$40,479	$2	$40,481	$39,068	$4	$39,072	4%	4%	2%	2%
Cloud services and license support	28,700	2	28,702	27,392	4	27,396	5%	5%	3%	3%
TOTAL OPERATING EXPENSES	$25,266	$(3,785)	$21,481	$25,172	$(3,482)	$21,690	0%	(1%)	(1%)	(2%)
Stock-based compensation (3)	1,837	(1,837)	—	1,590	(1,590)	—	16%	*	16%	*
Amortization of intangible assets (4)	1,379	(1,379)	—	1,586	(1,586)	—	(13%)	*	(14%)	*
Acquisition related and other	138	(138)	—	56	(56)	—	147%	*	145%	*
Restructuring	431	(431)	—	250	(250)	—	73%	*	66%	*
OPERATING INCOME	$15,213	$3,787	$19,000	$13,896	$3,486	$17,382	9%	9%	6%	6%
OPERATING MARGIN %	38%		47%	36%		44%	201 bp.	245 bp.	151 bp.	206 bp.
INCOME TAX EFFECTS (5)	$747	$(3,408)	$(2,661)	$(1,928)	$(939)	$(2,867)	*	(7%)	*	(10%)
NET INCOME	$13,746	$379	$14,125	$10,135	$2,547	$12,682	36%	11%	30%	8%
DILUTED EARNINGS PER SHARE	$4.55		$4.67	$3.08		$3.85	48%	21%	43%	18%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,022	—	3,022	3,294	—	3,294	(8%)	(8%)	(8%)	(8%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2021			Year Ended May 31, 2020
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$134	$(134)	$—	$110	$(110)	$—
Hardware	11	(11)	—	11	(11)	—
Services	55	(55)	—	54	(54)	—
Sales and marketing	313	(313)	—	261	(261)	—
Research and development	1,188	(1,188)	—	1,035	(1,035)	—
General and administrative	136	(136)	—	119	(119)	—
Total stock-based compensation	$1,837	$(1,837)	$—	$1,590	$(1,590)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2021 was as follows:

Fiscal 2022	$1,122
Fiscal 2023	698
Fiscal 2024	453
Fiscal 2025	123
Fiscal 2026	24
Thereafter	10
Total intangible assets, net	$2,430

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of (5.7%) and 16.0% in fiscal 2021 and 2020, respectively, and an effective non-GAAP tax rate of 15.9% and 18.4% in fiscal 2021 and 2020, respectively. The difference in our GAAP and non-GAAP tax rates for fiscal 2021 was primarily due to a net tax benefit of $2.3 billion related to the partial realignment of our legal entity structure (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and the net tax effects related to acquisition related items, including the net tax effects on amortization of intangible assets. The difference between our GAAP and non-GAAP tax rates in fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2021	May 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$30,098	$37,239
Marketable securities	16,456	5,818
Trade receivables, net	5,409	5,551
Prepaid expenses and other current assets	3,604	3,532
Total Current Assets	55,567	52,140
Non-Current Assets:
Property, plant and equipment, net	7,049	6,244
Intangible assets, net	2,430	3,738
Goodwill, net	43,935	43,769
Deferred tax assets	13,636	3,252
Other non-current assets	8,490	6,295
Total Non-Current Assets	75,540	63,298
TOTAL ASSETS	$131,107	$115,438
LIABILITIES AND EQUITY
Current Liabilities:
Notes payable, current	$8,250	$2,371
Accounts payable	745	637
Accrued compensation and related benefits	2,017	1,453
Deferred revenues	8,775	8,002
Other current liabilities	4,377	4,737
Total Current Liabilities	24,164	17,200
Non-Current Liabilities:
Notes payable and other borrowings, non-current	75,995	69,226
Income taxes payable	12,345	12,463
Deferred tax liabilities	7,864	41
Other non-current liabilities	4,787	3,791
Total Non-Current Liabilities	100,991	85,521
Equity	5,952	12,717
TOTAL LIABILITIES AND EQUITY	$131,107	$115,438

ORACLE CORPORATION

FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$13,746	$10,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,537	1,382
Amortization of intangible assets	1,379	1,586
Deferred income taxes	(2,425)	(851)
Stock-based compensation	1,837	1,590
Other, net	(39)	239
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in trade receivables, net	333	(445)
Decrease in prepaid expenses and other assets	622	665
Decrease in accounts payable and other liabilities	(23)	(496)
Decrease in income taxes payable	(1,485)	(444)
Increase (decrease) in deferred revenues	405	(222)
Net cash provided by operating activities	15,887	13,139
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(37,982)	(5,731)
Proceeds from maturities of marketable securities	26,024	4,687
Proceeds from sales of marketable securities and other investments	1,036	12,575
Acquisitions, net of cash acquired	(41)	(124)
Capital expenditures	(2,135)	(1,564)
Net cash (used for) provided by investing activities	(13,098)	9,843
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(20,934)	(19,240)
Proceeds from issuances of common stock	1,786	1,588
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(666)	(665)
Payments of dividends to stockholders	(3,063)	(3,070)
Proceeds from borrowings, net of issuance costs	14,934	19,888
Repayments of borrowings	(2,631)	(4,500)
Other, net	196	(133)
Net cash used for financing activities	(10,378)	(6,132)
Effect of exchange rate changes on cash and cash equivalents	448	(125)
Net (decrease) increase in cash and cash equivalents	(7,141)	16,725
Cash and cash equivalents at beginning of period	37,239	20,514
Cash and cash equivalents at end of period	$30,098	$37,239

ORACLE CORPORATION

FISCAL 2021 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2020				Fiscal 2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,829	$13,796	$13,947	$13,139	$13,092	$13,967	$14,659	$15,887

Capital Expenditures	(1,663)	(1,591)	(1,544)	(1,564)	(1,614)	(1,833)	(1,851)	(2,135)

Free Cash Flow	$12,166	$12,205	$12,403	$11,575	$11,478	$12,134	$12,808	$13,752

% Growth over prior year	(12%)	(11%)	(6%)	(10%)	(6%)	(1%)	3%	19%

GAAP Net Income	$10,955	$10,933	$10,759	$10,135	$10,249	$10,380	$12,830	$13,746

Free Cash Flow as a % of Net Income	111%	112%	115%	114%	112%	117%	100%	100%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

FISCAL 2021 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2020					Fiscal 2021
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947	$7,112	$7,252	$7,389	$28,700
Cloud license and on-premise license	812	1,126	1,231	1,959	5,127	886	1,092	1,276	2,144	5,399
Hardware	815	871	857	901	3,443	814	844	820	882	3,359
Services	786	806	778	735	3,106	720	752	737	812	3,021
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367	$9,800	$10,085	$11,227	$40,479
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	3%	3%	4%	1%	3%	2%	4%	5%	8%	5%
Cloud license and on-premise license	(6%)	(7%)	(2%)	(22%)	(12%)	9%	(3%)	4%	9%	5%
Hardware	(10%)	(2%)	(6%)	(9%)	(7%)	0%	(3%)	(4%)	(2%)	(2%)
Services	(3%)	(1%)	(1%)	(11%)	(4%)	(8%)	(7%)	(5%)	11%	(3%)
Total revenues	0%	1%	2%	(6%)	(1%)	2%	2%	3%	8%	4%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	4%	4%	5%	3%	4%	2%	4%	2%	4%	3%
Cloud license and on-premise license	(6%)	(7%)	0%	(21%)	(11%)	8%	(5%)	0%	5%	2%
Hardware	(9%)	(1%)	(5%)	(7%)	(6%)	0%	(3%)	(6%)	(6%)	(4%)
Services	(2%)	0%	0%	(8%)	(3%)	(8%)	(8%)	(8%)	6%	(5%)
Total revenues	2%	1%	3%	(4%)	0%	2%	1%	0%	4%	2%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,704	$2,753	$2,809	$2,749	$11,015	$2,816	$2,901	$2,952	$3,043	$11,712
Infrastructure cloud services and license support	4,101	4,058	4,121	4,096	16,377	4,131	4,211	4,300	4,346	16,988
Total cloud services and license support revenues	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947	$7,112	$7,252	$7,389	$28,700
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	5%	5%	6%	1%	4%	4%	5%	5%	11%	6%
Infrastructure cloud services and license support	2%	1%	2%	0%	1%	1%	4%	4%	6%	4%
Total cloud services and license support revenues	3%	3%	4%	1%	3%	2%	4%	5%	8%	5%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	6%	6%	7%	3%	5%	4%	5%	3%	7%	5%
Infrastructure cloud services and license support	3%	2%	4%	3%	3%	1%	3%	2%	2%	2%
Total cloud services and license support revenues	4%	4%	5%	3%	4%	2%	4%	2%	4%	3%
GEOGRAPHIC REVENUES
Americas	$5,150	$5,304	$5,363	$5,746	$21,563	$5,068	$5,259	$5,424	$6,076	$21,828
Europe/Middle East/Africa	2,553	2,695	2,835	2,952	11,035	2,738	2,852	2,981	3,324	11,894
Asia Pacific	1,515	1,615	1,598	1,742	6,470	1,561	1,689	1,680	1,827	6,757
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367	$9,800	$10,085	$11,227	$40,479

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020 and 2019 for the fiscal 2021 and fiscal 2020 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2021 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items, with the exception of the item described under income tax effects related to the partial realignment of our legal entity structure:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Income tax effects related to the partial realignment of our legal entity structure: We recorded a net income tax benefit of $2.3 billion during fiscal 2021 which related to the partial realignment of our legal entity structure that resulted in the intra-group transfer of certain intellectual property rights. A portion of this net benefit will reduce cash tax paid and give rise to a net deferred tax expense. We have excluded the net benefit and related net deferred tax expense from our non-GAAP income tax effects and net income measures for fiscal 2021. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.